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                                                                 EXHIBIT 10.21

                               Parque De La Costa

                                   Boomerang

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                                    AGREEMENT

                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO

This Agreement is between:    RX Technology, Inc. of
                              P.O. Box 24700
                              New Orleans, LA 70184
                              Phone: (504) 887-9412

                       and

                              Tren de la Costa, S.A.
                              (For Park de la Costa)
                              J.B. de la Salle 653 Piso 2
                              (1642) San Isidro
                              Provincia de Buenos Aires
                              Argentina
                              (54-1) 732-6023

This Agreement concerns the furnishing of a photosystem(s) by RX Technology, Inc. to Parque de la Costa (The Park) for rides known as:

                                   Flume Ride

                               Roller Coaster Ride

1.    GENERAL STATEMENT

      All profits produced by the use of the photosystem(s) supplied by RX Technology, Inc., less taxes, if applicable, are to be divided between RX Technology, Inc. and The Park as mutually agreed.

2.    TERMS

      2.1 The length of this Agreement is to be 3 years with renewal option for Tren del la Costa for 2 more years. RX Technology, Inc. agrees to ensure that the photosystem(s) is updated, to the best of its ability, as more advanced technology becomes available. The Park agrees to ensure that the ride(s) is kept updated as appropriate.

      2.2   The profit share is to be calculated as detailed by the example in
            Section 5. The Park should make documentary evidence as to the print media used.

      2.3 The Park will use its own banking method and security when depositing monies taken in payment of the photographs sold. A credit transfer to RX Technology, Inc.'s bank account, as instructed, will take place the First and the Fifteenth of each month. The transfer shall consist of RX Technology, Inc.'s share of the sale less applicable taxes.


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                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO

      2.4 The selling price of the photographs shall be fixed by The Park with a minimum price of $3 (three) for each photograph. The minimum price of $3 (three) can only be used from Monday to Thursday, during school period, in Buenos Aires Providence or Capital Federal.-For the rest of the days, the minimum price shall be $4 (four) for each photograph. - Any picture sold at $3 will not apply to 600 per day percentages as outlined in Section 5.

      2.5 Upon termination of this Agreement, RX Technology, Inc. shall remove its equipment that is described under Section 3.2. at its own expense.

3.    EQUIPMENT DESCRIPTION AND INSTALLATION

      3.1   Items to be Supplied by The Park

            3.1.1 The Park is to supply a photosystem sales building for the ride(s). It must be equipped with signs, heating, lighting, electricity, and other furnishings necessary to accommodate equipment requirements.

            3.1.2 The Park is required to provide a suitable pole(s) to enable the mounting of a camera and its enclosure, fittings and flash units.

            3.1.3 The Park is to provide electrical power, cables and the necessary trunking/conduit above or below the ground, for the video and power cables.

            3.1.4 The Park is to provide a direct telephone line to the sales building for its use and that of RX Technology, Inc. The Park is to pay for its installation and rental. RX Technology, Inc. is to pay for calls directly associated with software changes and maintenance.

            3.1.5 The Park is to provide electricians to lay cables, put up lights, etc. under R.X Technology, Inc.'s instruction and supervision.

      3.2   Items to be Supplied by RX Technology, Inc.

            3.2.1 RX Technology, Inc. will provide a suitable Theme Park photosystem(s) comprising:

                  3.2.1.1 A suitable high quality video camera;
                  3.2.1.2 Printers; type and number to be decided upon;
                  3.2.1.3 Color display monitors; type and number to be decided upon;
                  3.2.1.4 Electronic point of sales units; number to be decided upon;
                  3.2.1.5 A suitable trigger source to detect the ride; and
                  3.2.1.6 Suitable flash/lighting units.

            3.2.2 Installation of the system(s).

            3.2.3 Maintenance of RX Technology, Inc.'s photosystem(s)
                  components.

            3.2.4 RX Technology, Inc. must supply any backup equipment needed and maintain the photosystem functionality.


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                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO

4.    GENERAL POINTS

      4.1 The Park must provide insurance coverage for the building, fixtures, fittings, staff and general public. RX Technology, Inc. is to provide insurance for its equipment.

      4.2 The Park is to make available to RX Technology, Inc. a suitable technical person(s) who will be instructed in the operation of the system and who will be available to provide an immediate response to any technical problems, which may occur during normal operation. He/she should be from an electrical/computing background and already be employed by The Park. He/she will be required to communicate with RX Technology, Inc. should any problem arise. RX Technology, Inc. is to make available to the Park a suitable technical person, based in Argentina, who will provide support to the system.

      4.3   RX Technology, Inc. must supply equipment maintenance and repair.

      4.4 Paper rolls for sales register of the photosystem site(s) are to be ordered and paid by the Park.

      4.5 RX Technology Inc. must install the equipment within six (6) weeks from the date of reception by RX Technology of a formal communication of Tren de la Costa that premises are ready to install the system.

      4.6 Tren de la Costa has the option to cancel this contract, if sales of pictures for the last 12 consecutive months are below 100,000. First year of operation is assured.

5.    PERCENTAGE CALCULATION

      The percentages are as follows:

      For sales below 600 pictures per day for the two rides (300 pictures per ride)

                 PDC: 40% RX: 60%

      For sales equal or above 600 pictures per day for the two rides (300 pictures per ride)

                 PDC: 60% RX: 40%

The percentage will be applied over the Sales after all applicable taxes (Net of V.A.T. and Gross Sales Tax-- I.V.A. e Ingresos Brutos).

There will be a monthly calculation of the amount to be paid to RX. As an example we can assume a month with 5 operating days:

--------------------------------------------------------------------------------
                 Sales       Net Price     Net Sales     Payable to   Payable to
                 Pictures                  ($)           RX ($)       RX(%)
--------------------------------------------------------------------------------
Day 1            250         3.00            750.00        450.00     60%
Day 2            300         3.00            900.00        540.00     60%
Day 3            400         3.00          1,200.00        720.00     60%
Day 4            601         3.00          1,803.00        721.20     40%
Day 5            700         3.00          2,100.00        840.00     40%
--------------------------------------------------------------------------------
Month Total      2,251                     6,753.00      3,271.20     48%
--------------------------------------------------------------------------------


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                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO

6.    PROPERTY RIGHTS

      6.1 RX Technology, Inc. will retain ownership of those parts of the photosystem(s) that it supplied, as listed under Section 3.2, at all times throughout the duration of this Agreement and afterwards.

      6.2 The Park will retain ownership of those parts of the photosystem(s) that it supplied, as listed under Section 3.1, at all times throughout the duration of this Agreement and afterwards.

7.    ON-SITE INSTALLATION RESPONSIBILITIES

      The Park will take responsibility for the following:

      7.1 Purchase and install a pole for the video camera. It should accommodate the camera enclosure, lights and remote controlled pan/tilt units. RX Technology, Inc. will install the camera and related equipment on the pole.

      7.2 Supply electrical power to the camera pole with the breaker switch located in the sales building area.

      7.3 Supply a conduit of at least 3 inches in internal diameter and install it between the sales building and the camera site.

      7.4 Install a photosensor(s) on the ride track and run the trigger signal wire to the sales building. The Park should ensure that the photocells are clean, correctly aligned and properly adjusted at all times.

      7.5 The Park should install all wiring to and within the sales building area and set up display monitors. Video equipment, e.g., video printers, video monitors, sales stations, etc., will need separate circuit breakers as detailed in guidelines provided by RX Technology, Inc. (RX Technology, Inc. will install computers, imaging system, camera and related equipment.)

      7.6 The Park should ensure that the photo building provides proper air flow and ventilation to printers, monitors and computer room.

8.    SYSTEM OPERATION

      8.1 Specialized technical knowledge is not necessary for basic operation of the system. A staff member who is knowledgeable of video equipment, electrical installation and basic computer concepts should be available during installation and daily operation.


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                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO

      8.2 System operation consists of turning on the equipment in the morning, checking for its proper functioning and then selling the pictures. Each sale station should be individually staffed.

      8.3 The Park's appointed manager for the site(s) should become familiar with all aspects of system operation.

      8.4 He/she will be the contact person for communicating with RX Technology, Inc. personnel.

      8.5 RX Technology, Inc. will train the Park's staff in system operation. The Park's staff should familiarize themselves with and adhere to equipment manuals and maintenance guidelines.

9.    RUNNING COSTS

      All running cost expenditures are results from the sale of the photographs.

      9.1   The Park Running Costs

            9.1.1 Wages for all counter sales staff specifically used for the sale of photographs taken on the ride(s).

            9.1.2 The telephone line installed in the sales building that is linked to the photosystem(s) control unit, as detailed in
                  Section 3.1.4 of this Agreement.

            9.1.3 The Park must conduct all routine accounting procedures. These procedures include submission of taxes to state and local agencies and the preparation of the First and the Fifteenth of monthly sales and profit figures. Running costs should be deducted from the total sale of the ride(s) photographs, after depositing said monies into its bank account.

            9.1.4 The Park is to provide a suitable presentation folder for the photographs. This folder should facilitate the sales staff with fast insertion of the photograph.

      9.2.  RX Technology Running Costs

            9.2.1 RX Technology, Inc. must supply The Park with print media for the video printers and is to be the sole supplier of all video printer paper.

            9.2.2 RX Technology, Inc. must supply any backup equipment needed and maintain the photosysrem functionality.

10.   ACCEPTANCE

      10.1 This Agreement, when signed by both parties as indicated herein, shall constitute the entire Agreement relating to the supply of a ride photosystem(s) and shall supersede all prior representations or contracts relating thereto and not incorporated in this Agreement. No modification or waiver of this Agreement shall be valid unless made in writing and signed by an authorized officer or representative of each party.


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                                               BOLSA DE COMERCIO DE BAHIA BLANCA
                                                          INSTRUMENTO

                                                              1713

                                                           REGISTRADO


11.   FORCE MAJEURE

      Neither party shall be liable to the other for delay or failure to comply with the provisions of this Agreement when such is caused by strikes, other labor difficulties, wars, fires, floods, explosions, earthquakes, government regulations, shortages in material, or any other reasonable cause beyond either party's control.

12.   GOVERNING LAW AND JURISDICTION

      12.1 This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Argentina.

      12.2 Each of the Parties hereby irrevocably submits to the jurisdiction of Buenos Aires Courts in any action or proceeding arising out of or relating to this Agreement.

13.   STAMP TAXES

            Stamp taxes on this Agreement will be supported by each Party by halves.

            The total amount for the contract is estimated at $500,000.

Signed for and on behalf of:           Signed for and on behalf of:


R.X Technology, Inc.                   Tren de la Costa, S.A.
P.O. Box 24700                         (For Park de la Costa)
New Orleans, LA 70184                  J.B. de la Salle 653 Piso 2
                                       (1642) San Isidro
                                       Provincia de Buenos Aires
                                       Argentina


Signed /s/ Donald Rex Gay              Signed /s/ [ILLEGIBLE]
       ------------------------               ----------------------------------

Title President                        Title
      -------------------------             ------------------------------------

Print Name Donald Rex Gay              Print Name
           --------------------                   ------------------------------

Dated 5-30-97                          Dated 1/6/97
      -------------------------              -----------------------------------


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